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                                                                    EXHIBIT 10.1

                                   AGREEMENT

     This Agreement (herein so called) is entered into this 27th day of June, 1998 by and among Greate Bay Hotel and Casino, Inc. ("GBHC"), GB Holdings, Inc., ("GBH"), GB Property Funding Corp. ("GBPF") (collectively, the "Debtors"), and Advanced Casino Systems International, Inc. ("ACSI"), on the one hand, and Greate Bay Casino Corp., New Jersey Management, Inc., ("NJMI") Pratt Casino Corporation ("PCC"), PRT Funding Corp. ("PRT"), PPI Corporation ("PPI"), Advanced Casino Systems Corporation ("ACSC") (collectively, "GBCC"), and Hollywood Casino Corporation ("HCC"), on the other.

                                R E C I T A L S

A. On January 5, 1998, the Debtors commenced proceedings under Chapter 11 of Title 11 of the Unites States Code (the "Chapter 11 Proceedings") in the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage.

B. On May 22, 1998, the Debtors filed a Motion (hereinafter so called) in the Chapter 11 Proceedings seeking approval for the rejection of the Management Services Agreement, dated August 19, 1987, as amended (the "NJMI Agreement"), between GBHC and NJMI.

C. The parties desire to compromise and settle certain issues that have arisen in connection with the Motion and as set forth in the Agreement.

     NOW, THEREFORE, the Debtors, ACSI, GBCC, and where applicable, HCC stipulate and agree as follows:

     1. Except as provided in this paragraph one and in paragraph two below, the management of the Debtors will be under the control of the existing Board of Directors of the Debtors until the effective date of a plan of reorganization for GBHC ("Plan Confirmation"). Until Plan Confirmation, GBCC, including any newly created subsidiaries or affiliates, will not change the composition of the Board of Directors of any of the Debtors except upon Order and subject to the supervision and jurisdiction of the Bankruptcy Court.

     2. Upon the effective date of this Agreement, Richard Knight will resign his positions as Chairman, President and Chief Executive Officer of the Debtors and their subsidiaries.

     3. The second sentence of numbered paragraph 5 of that certain letter agreement dated May 26, 1998 between GBCC and the Debtors will remain in effect, and otherwise the letter agreement dated May 26, 1998 is superseded by this Agreement upon the effective date of this Agreement.

     4. Upon approval of this Agreement by the Bankruptcy Court, and, if required, upon approval by the Casino Control Commission ("CCC") of the provisions of this paragraph, the NJMI Agreement will be suspended from May 1, 1998 until entry of a Final Order deciding the Motion ("the Interim Period"). GBCC and HCC shall fully support an application to the Bankruptcy Court for approval of this Agreement, and of any petition to the CCC. GBHC agrees to adjourn the Motion until Monday September 28, 1998, or such earliest date thereafter as may be accommodated by the Bankruptcy Court. GBHC and NJMI may negotiate an agreement to adjourn the Motion to a later date, but any party shall be free to terminate negotiations at any time, or to adopt any position in the course of negotiation in its sole and unreviewable
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discretion, without incurring any liability whatsoever, and without breach of this Agreement. During the Interim Period, NJMI shall have no other duties except for those duties specified in this Agreement.

     5. The Current and Deferred Fees (hereafter defined) that are applicable during the Interim Period shall be in complete satisfaction of all claims accruing in favor of NJMI under the NJMI Agreement during the Interim Period, and shall not bind any of the parties hereto as to the reasonableness of the fees contained in the NJMI Agreement. NJMI through HCC shall provide the services set forth on Exhibit A (the "Services"), and the provision of such Services or the payments therefor shall not be offered into evidence or used in any manner in the hearing on the Motion or in any other proceeding except in respect of proceeding(s) to enforce the payment thereof. Upon any granting of the Motion and termination of the NJMI Agreement, NJMI and HCC agree to cooperate reasonably with the Debtors in effecting a smooth transition of the assumption of any Services by the Debtors and agree that such cooperation includes providing access to or copying of any and all related records. During the Interim Period, but in no event for any period after October 15, 1998, and only for so long as GBHC requests such services, HCC agrees to make Knight available as a consultant for (i) meetings at the Sands at mutually agreeable times to equal six days on site a month provided that each on site trip shall be a minimum of two days and (ii) at mutually agreeable times for reasonable telephone conferences and consultations in the ordinary course of business at the Sands ("Consulting Services"). During the Interim Period, GBHC agrees to reimburse Hollywood Casino Aurora, Inc. ("HCA") for 30% of Knight's salary, and to reimburse HCA for reasonable costs associated with the costs of performance of the Consulting Services, e.g., telephone and telecopier expense, transportation, meals, lodging, and similar expenses. To the extent that GBHC requests, but Knight does not provide, six days' on-site services in any calendar month, then GBHC's obligation to reimburse HCA for 30% of Knight's salary shall be proportionately reduced. In consideration of providing the Services and Consulting Services, and during the Interim Period, GBHC agrees to pay NJMI a fee of $122,000 in arrears on the last business day of each month (the "Current Fee") and a deferred fee in the amount of $43,000 per month (the "Deferred Fee") at Plan Confirmation. Any Current Fee otherwise due upon the effective date of this Agreement will be paid forthwith.

     6. As requested by GBHC, ACSC agrees to continue to provide GBHC before and after Plan Confirmation with support, maintenance, and upgrades of all of the software or related hardware components presently supported, maintained, or provided by or through ACSC for GBHC (such software or hardware, collectively, the "Software") in accordance with the terms set forth on the agreement attached hereto as Exhibit B, which is incorporated herein as if fully set forth. ACSC will provide mailing services under the same terms and conditions as currently in effect for so long as (a) ACSC provides such services to other customers, (b) GBHC shall continue to request such services, and (c) GBHC has paid all fees and expenses then due and owing to ACSC for services rendered after GBHC's initial filing of a petition in the Chapter 11 Proceedings ("Post Petition") within 45 days of receipt of an invoice therefor and less any sums owed to GBHC by ACSC for services provided or expenses incurred Post Petition on behalf of ACSC. For the purpose of the preceding sentence, a customer includes HCA or HWCC - Tunica, Inc.

     7. With respect to that certain Trademark License Agreement between HCC and GBHC with an Effective Date of July 8, 1997 (the "TLA"), HCC and GBHC acknowledge that HCC has provided notice to GBHC of its rejection of GBHC's notice of renewal in accordance with the TLA. Except as set forth in subsections (d) and (e) of this paragraph 7, GBHC will phase out the use of the Licensed Marks, and the Licensed Goods and Services, as such terms are defined in the TLA, and the name "Hollywood" in connection with the use of the Licensed Marks or in any signage under the TLA, within the six month period provided under Article 8.1 of the TLA. Notwithstanding any other provision of the TLA to the contrary, (a) GBHC shall be under no obligation to offer to sell to HCC any memorabilia owned by GBHC, (b) based on its prior use, GBHC shall be free to display memorabilia and the like within or on the
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premises of GBHC, except that nothing herein shall be deemed to have granted
GBHC any rights to operate in a manner or style which conflicts with proprietary rights of HCC in any portion of GBHC's property provided that the "Epic Buffet", the "Studio Store", and the "Studio Cafe" can be maintained as provided in subsection (e) of this paragraph 7, (c) HCC shall, upon request of GBHC, deliver at the transportation cost of GBHC any memorabilia owned by GBHC and stored by HCC or its affiliates, (d) GBHC shall be free to use the Licensed Marks and Licensed Goods and Services limited to the slot club for a phase out period ending at the earlier to occur of June 30, 1999 or six months after Plan Confirmation, and (e) for an additional two year phase out period beyond the six month period otherwise provided, shall be free to continue to use the names "Epic Buffet," "Studio Store" and/or "Studio Cafe" in connection with restaurants or facilities bearing those names at GBHC, or in connection with advertising or promotions related thereto provided that GBHC adheres to the standards of quality control otherwise provided for in Article 2 of the TLA, and complies with Articles 3, 4, and 5 of the TLA (except that a change of control of the Sands resulting from either a sale or Plan Confirmation shall not require the prior approval of HCC in respect of the continuation of operations at the premises of the Sands otherwise provided herein), and GBHC may, at the expiration of the extended phase out period, continue to operate such restaurants and facilities by discontinuing the use of the words "Epic" and/or "Studio" from such restaurants and facilities.

     8. With respect to that certain License Agreement originally between Hughes Properties, Inc. and Pratt Hotel Corporation dated May 19, 1987, relating to the use of the Trademark as defined therein (the "LA"), neither GBCC nor anyone acting in concert or on behalf of GBCC shall take any action seeking to terminate the LA or the rights of GBHC under the LA or otherwise at anytime before the earliest of December 15, 1998, Plan Confirmation, or 15 days prior to opening by the Venetian (formerly known as the Sands Hotel & Casino in Las Vegas, Nevada) of a hotel tower or casino for business. GBHC agrees that it will not assert that, by agreeing to the foregoing, GBCC has waived whatever right it may have to terminate the LA.

     9. During the remaining or any renewal terms of their employment contracts, neither HCC, nor GBCC, nor any of their affiliates, nor any of their officers or directors, shall solicit Gary Luderitz, or Jack Przybylski to leave their employment with GBHC or to provide services as employees, consultants or otherwise, and none of the parties in this paragraph will object to a two year extension of the employment contract of Gary Luderitz.

     10. This Agreement is without prejudice to any party's rights with respect to the NJMI Agreement or the Motion except as expressly set forth herein, may not be amended or modified in any respect except with the written consent of the parties hereto, is binding upon the successors and assigns of the parties and their successors in interest, and shall be interpreted in accordance with New Jersey law without regard to the conflicts of laws principles of New Jersey law.

     11. This Agreement will be effective when executed by all of the parties hereto and when approved by the Bankruptcy Court and by the CCC, if required, as provided in paragraph 4 above. This Agreement may be executed in counterparts by the parties and a

              THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK
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telecopied signature is as effective as an original.


ACCEPTED AND AGREED:

    Greate Bay Casino Corporation        PPI Corporation


BY: /s/ Edward T. Pratt III               BY: /s/ Edward T. Pratt III
    -----------------------                   ------------------------


    Advanced Casino Systems Corp.        Pratt Casino Corporation



BY: /s/ Edward T. Pratt III               BY: /s/ Edward T. Pratt III
    -----------------------                   ------------------------


    PRT Funding Corp.                    New Jersey Management, Inc.



BY: /s/ Edward T. Pratt III               BY: /s/ Edward T. Pratt III
    -----------------------                   ------------------------


    Hollywood Casino Corporation



BY: /s/ Edward T. Pratt III
    -----------------------


    Greate Bay Hotel and Casino, Inc     GB Holdings, Inc.



BY: /s/ Timothy A. Ebling                 BY: /s/ Timothy A. Ebling
    -----------------------                   ------------------------


                                         Advanced Casino Systems
    GB Property Funding Corp.            International, Inc.



BY: /s/ Timothy A. Ebling                 BY: /s/ Timothy A. Ebling
    -----------------------                   ------------------------
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                              EXHIBIT A - SERVICES
                              --------------------



A)   Regular Quarterly and Annual SEC Reporting and Compliance

B)   Chart of Accounts Maintenance

C)   Federal and State Tax Return Review Services

D) Insurance Procurement Services - NJMI through HCC, shall procure and maintain the following insurance for GBHC, at GBHC's sole cost and expense:

            General Liability       Property (including Business Interruption)
            Tail                    Flood
            Auto Liability          Directors & Officers
            Umbrella Liability      Pension Trust Liability
            Excess Liability        Crime
            Workers Compensation    Media/Memorabilia
            Non-owned Aviation      Business Travel

E)   Surveillance Consultation Services

F) 401K Services - Inclusion in the HCC and Subsidiaries Retirement Savings Plan on the same basis as currently exists, recognizing that a transition to a stand alone plan for GBHC must begin prior to September 30, 1998.